UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2023

ENTRADA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Tide Street
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 4, 2023, the Board of Directors (the “Board”) of Entrada Therapeutics, Inc. (the “Company”) expanded the size of the Board from seven to eight directors and appointed Bernhardt Zeiher, M.D. to the Board as a Class II director, to serve until the annual meeting of stockholders held in 2023 or until his successor is duly elected and qualified. Dr. Zeiher was also appointed to serve on the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”). The composition of the Audit Committee (the “Audit Committee”) and the Compensation Committee (the “Compensation Committee”) of the Board remain unchanged.

A copy of the press release announcing the appointment of Dr. Zeiher is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the Company’s Amended and Restated Non-employee Director Compensation Policy (the “Policy”), Dr. Zeiher was granted a stock option to purchase 32,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The stock option shall vest in equal monthly installments over three years from the date of grant, subject to Dr. Zeiher’s continuous service through the applicable vesting date. Dr. Zeiher will also receive an annual fee of $40,000 for service as a director and an annual fee of $4,000 for service as a member of the NCG Committee. In addition, Dr. Zeiher will be eligible to receive on the date of each annual meeting of stockholders of the Company (the “Annual Meeting”), beginning with the Annual Meeting to be held in 2024, an annual stock option grant in an amount equal to the lesser of (x) a stock option with a Value (as defined in the Policy) of $250,000 and (y) a stock option to purchase 16,000 shares of Common Stock. The stock option shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting, in each case, subject to Dr. Zeiher’s continuous service through the applicable vesting date.

Dr. Zeiher has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on October 25, 2021.

There are no arrangements or understandings between Dr. Zeiher and any other person pursuant to which Dr. Zeiher was appointed as a member of the Board. There are no family relationships between Dr. Zeiher, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Zeiher, on the one hand, and the Company, on the other.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

99.1	Press Release issued by Entrada Therapeutics, Inc. on April 4, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: April 4, 2023	/s/ Dipal Doshi
Dipal Doshi
President and Chief Executive Officer